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Exhibit 24.(B)8(K)

                                    AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT

     This AMENDMENT (this "AMENDMENT") is dated as of April 16, 2007 by and among M FUND, INC., a corporation organized and existing under the laws of the State of Maryland (the "FUND"), M FINANCIAL ADVISERS, INC., a corporation organized and existing under the laws of the State of Colorado (the "ADVISER"), and John Hancock Life Insurance Company (U.S.A.) ("JHUSA"), John Hancock Life Insurance Company of New York ("JHNY"), John Hancock Life Insurance Company ("JHLICO") and John Hancock Variable Life Insurance Company ("JHVLICO"), each a "Company" on behalf of its variable annuity and variable life insurance separate accounts listed in Appendix A (each referred to herein as an "Intermediary" and collectively as the "Intermediaries").

     WHEREAS, the Fund, the Adviser and the Companies are parties to a Participation Agreement entered into on January 19, 1996, as subsequently amended (the "AGREEMENT");

     WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

     WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

     NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. Article XIII of the Agreement is hereby redesignated as Article XIV, and Sections 13.1 through 13.5 are hereby redesignated as Sections 14.1 through 14.5.

     2. The Agreement is hereby amended to provide for a new Article XIII, which contains the following provisions:

     "ARTICLE XIII. Shareholder Information.

               13.1 Definitions. For purposes of this Article XIII, the following terms shall have the following meanings:

               (a) "INTERMEDIARY" or "INTERMEDIARIES" means each Company on behalf of the variable annuity and variable life separate accounts listed in Appendix A for such Company, or such other separate accounts as may be established by a

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                    respective Company from time to time, which invest in the
                    Fund.

               (b) "SHARES" means the interests of Contract Owners corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Company on behalf of its separate accounts investing in the Series of the Fund.

               (c) "SHAREHOLDER" means the holder of interests in a Contract with a beneficial interest in the Fund.

               (d) The term "SHAREHOLDER-INITIATED TRANSFER" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to or out of a Series of the Fund, but does not include transactions that are executed: (1) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to or out of a Series of the Fund as a result of "dollar cost averaging" programs or automatic rebalancing programs; (2) pursuant to a Contract death benefit; (3) one-time step-up in Contract value pursuant to a Contract death benefit; (4) allocation of assets to a Series of the Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract;
                    (5) pre-arranged transfers at the conclusion of a required free look period; (6) as a result of any deduction of charges or fees under a Contract; or (7) within a Contract out of a Series of the Fund as a result of scheduled withdrawals or surrenders from a Contract.

               (e) "WRITTEN" includes electronic writings and facsimile transmissions.

               13.2. Agreement to Provide Information. Effective October 16, 2007, the Intermediaries will provide the Fund or its designee, upon written request from the Fund or the Adviser, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract Owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediaries shall only be required to provide information relating to Shareholder-Initiated Transfers.

               13.3. Period Covered by Request. Requests must set forth a specific period, not to exceed 90 calendar days prior to the date of the request, for which transaction information is sought. The Fund or the Adviser may request transaction information older than 90 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund or Intermediary for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

               13.4. Timing of Requests. Requests for Shareholder information shall be made no more frequently than quarterly except as the Fund or the Adviser deem necessary to investigate compliance with policies established by the Fund or Intermediary for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

               13.5. Form and Timing of Response.

                    (a) Intermediary will provide, no later than 30 business days or as mutually agreed upon by the parties, upon request of the Fund or its designee, the requested information specified in Section
          13.2. If requested by the Fund, the Adviser or their designee, Intermediary will use its best efforts to determine promptly whether any specific person about whom the Fund has received the identification and transaction information specified in Section 13.2 is itself a financial intermediary, as defined in Rule 22c-2 under the 1940 Act (an "indirect intermediary"), and, upon further request of the Fund, the Adviser or their designee, promptly either (1) provide (or arrange to have provided) the information set forth in Section
          13.2 for those shareholders who hold an account with the indirect intermediary, or (2) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. In such instances, the Intermediary agrees to inform the Fund whether it plans to perform (1) or (2).

                    (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund, the Adviser or their designee and the Intermediary.

                    (c) The parties shall mutually agree upon the format for any transaction information provided to the Fund.

               13.6. Limitations on Use of Information. The Fund will not use the information received pursuant to this Article XIII for any purpose other than as necessary to comply with the provisions of Rule 22c-2 under the 1940 Act or to fulfill other regulatory or legal requirements subject to the privacy provisions of

     Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws. This provision survives termination of the Agreement.

               13.7 Agreement to Enforce Short-Term Trading Policy. Each Intermediary has established the short-term trading policy attached hereto as Appendix B (the "SHORT-TERM TRADING POLICY") and agrees to enforce its Short-Term Trading Policy during the term of this Agreement. The Short-Term Trading Policy may be amended from time to time and the Intermediaries will promptly amend Appendix B of the Agreement upon such amendment.

               13.8. Agreement to Restrict Trading. During the term of this Agreement each Intermediary agrees that it shall enforce its Short-Term Trading Policy with respect to Shareholders. Where an Intermediary or the Fund or the Adviser has determined that a Shareholder has engaged in potentially harmful market timing or frequent trading in violation of the Short-Term Trading Policy, then the Intermediary shall execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by such Shareholder. Instructions must be sent to the Intermediary at the following address, or such other address that the Intermediary may communicate to the Fund in writing from time to time, including, if applicable, the following e-mail and facsimile number:

                             Kimberly S. Ciccarelli
                                  AVP & Counsel
                              197 Clarendon Street
                                Boston, MA 02116
                                  617-572-0313
                               617-572-9161 (fax)
                            kciccarelli@jhancock.com

               13.9. Form of Instructions. Instructions must include the TIN, ITIN or GII and the specific individual Contract Owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed. Such instructions shall also include how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract Owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

               13.10. Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than 10 business days after receipt of the instructions by the Intermediary, or as mutually agreed upon by the parties in writing.

               13.11. Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed.

     Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed, or as mutually agreed upon by the parties in writing.

               13.12. Construction of this Article XIII. To the extent that the terms of this Article XIII conflict with the other terms of this Agreement, the terms of this Article XIII shall control.

     3. The Agreement is hereby amended to provide for a new Section 14.6, which contains the following provisions:

               14.6 Customer Identification. The parties acknowledge that Federal law requires that the Fund obtain, verify and record information that identities each person who opens an account with the Fund, including the Company on behalf of each Account. In connection with the opening of an account with the Fund, the Fund will request certain identifying information, including, but not limited to (1) the name of the account owner, (2) the address of the account owner's principal place of business, and (3) the account owner's Taxpayer Identification Number (TIN).

     4. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

     5. This Amendment may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

     6. This Amendment shall be governed by and construed in accordance with the Laws of the State of Maryland, without giving effect to the principles of conflicts of laws.

     7. Except as provided in Section 13.2, this Amendment shall become effective on April 16, 2007.

                            [SIGNATURE PAGES FOLLOW]


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          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.

                                        M FUND, INC.


                                        BY: /s/ Gerald Graves
                                            ------------------------------------
                                            Gerald Graves, President


                                        M FINANCIAL ADVISERS, INC.


                                        BY: /s/ Gerald Graves
                                            ------------------------------------
                                            Gerald Graves, President

JOHN HANCOCK LIFE INSURANCE COMPANY
(U.S.A.)
(on behalf of its Separate Accounts)


By:
    ---------------------------------
Name: James R. Boyle
Title: Executive Vice President, U.S.
       Insurance


JOHN HANCOCK LIFE INSURANCE COMPANY
OF NEW YORK
(on behalf of its Separate Accounts)


By:
    ---------------------------------
Name: James R. Boyle
Title: Executive Vice President, U.S.
       Insurance


JOHN HANCOCK LIFE INSURANCE COMPANY
(on behalf of its Separate Accounts)


By:
    ---------------------------------
Name: James R. Boyle
Title: Executive Vice President


JOHN HANCOCK VARIABLE LIFE INSURANCE
COMPANY
(on behalf of its Separate Accounts)


By:
    ---------------------------------
Name: James R. Boyle
Title: President

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.

                                        M FUND, INC.


                                        By:
                                            ------------------------------------
                                            Gerald Graves, President


                                        M FINANCIAL ADVISERS, INC.


                                        By:
                                            ------------------------------------
                                            Gerald Graves, President


JOHN HANCOCK LIFE INSURANCE COMPANY
(U.S.A.)
(on behalf of its Separate Accounts)


BY: /s/ James R. Boyle
    ---------------------------------
Name: James R. Boyle
Title: Executive Vice President, U.S.
       Insurance


JOHN HANCOCK LIFE INSURANCE COMPANY
OF NEW YORK
(on behalf of its Separate Accounts)


BY: /s/ James R. Boyle
    ---------------------------------
Name: James R. Boyle
Title: Executive Vice President, U.S.
       Insurance


JOHN HANCOCK LIFE INSURANCE COMPANY
(on behalf of its Separate Accounts)


BY: /s/ James R. Boyle
    ---------------------------------
Name: James R. Boyle
Title: Executive Vice President


JOHN HANCOCK VARIABLE LIFE INSURANCE
COMPANY
(on behalf of its Separate Accounts)


BY: /s/ James R. Boyle
    ---------------------------------
Name: James R. Boyle
Title: President

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.


                                        M FUND, INC.


                                        BY: /s/ Gerald Graves
                                            ------------------------------------
                                            Gerald Graves, President


                                        M FINANCIAL ADVISERS, INC.


                                        By: /s/ Gerald Graves
                                            ------------------------------------
                                            Gerald Graves, President


JOHN HANCOCK LIFE INSURANCE COMPANY
(U.S.A.)
(on behalf of its Separate Accounts)


By:
    ---------------------------------
Name: James R. Boyle
Title: Executive Vice President, U.S.
       Insurance


JOHN HANCOCK LIFE INSURANCE COMPANY
OF NEW YORK
(on behalf of its Separate Accounts)


By:
    ---------------------------------
Name: James R. Boyle
Title: Executive Vice President, U.S.
       Insurance


JOHN HANCOCK LIFE INSURANCE COMPANY
(on behalf of its Separate Accounts)


By:
    ---------------------------------
Name: James R. Boyle
Title; Executive Vice President


JOHN HANCOCK VARIABLE LIFE INSURANCE
COMPANY
(on behalf of its Separate Accounts)


By:
    ---------------------------------
Name: James R. Boyle
Title: President

                                   APPENDIX A

                       INTERMEDIARIES / SEPARATE ACCOUNTS

JH USA
   Separate Account A
   Separate Account H
   Separate Account N

JHNY
   Separate Account B

JHLICO
   Separate Account UV

JHVLICO
   Separate Account S
   Separate Account U
   Separate Account V


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

                                   APPENDIX B

                SHORT-TERM TRADING POLICY FOR EACH INTERMEDIARY

1. In order to deter market timing, each Intermediary restricts transfers to two per month per insurance contract or qualified plan participant. (For purposes of this restriction, all transfers made by a contract owner/participant during the period from the opening of trading each day the net asset value of the shares are determined (usually 9 a.m.) to the close of trading that day (the close of day-time trading of the New York Stock Exchange (usually 4 p.m.)) are considered one transfer.) Contract owners/participants may, however, transfer to the Money Market Trust of the Fund even if the two transfers per month limit has been reached if 100% of the assets in the variable investment option are transferred to the Money Market Trust. If such a transfer to the Money Market Trust is made, for a 30 day period after such transfer, no subsequent transfers from the Money Market Trust to another portfolio of the Fund may be made. (Certain group annuity contracts owned by qualified plans use the John Hancock Stable Value Fund instead of the Money Market Trust. Participants in those plans may make such a transfer to the John Hancock Stable Value Fund subject to the same conditions.) In certain contracts or plans, certain transfers are excluded from this policy as described in Section 3. Special provisions apply to corporate owned life insurance polices as noted below.

     Corporate Owned Life Insurance Policies. In lieu of the restrictions above, each Intermediary restricts corporate owned life insurance policy owners as follows:

     corporate owned life insurance policy owners may rebalance the investment options in their policies within the following limits: (i) during the 10 calendar day period after any policy values are transferred from one investment account into a second investment account, the values can only be transferred out of the second investment account if they are transferred into the Money Market B investment account; and (ii) any policy values that would otherwise not be transferable by application of the 10 day limit described above and that are transferred into the Money Market B investment account may not be transferred out of the Money Market B investment account into any other accounts (fixed or investment) for 30 calendar days.

2. In addition to the above, if any Intermediary determines, in its sole discretion, that any exchange may disrupt or be potentially disruptive to an Account or sub-account, it reserves the right to impose additional restrictions, as permitted under the Variable Contract, including, but not limited to, the following:

     a.   restricting the number of exchanges made during a defined period;

     b.   restricting the dollar amount of exchange;

     c. restricting the method used to submit requests for purchases and exchanges (e.g. requiring purchase and exchange requests to be submitted in writing via regular U.S. mail); and,


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

     d. restricting exchanges into and out of certain separate accounts and sub-accounts.

3. Certain transactions, including, but not limited to, the following, shall not be subject to the restrictions of the above short-term trading policy:

     a. purchases of Shares as a result of plan Participant payroll or employer contributions or loan repayments;

     b. distributions, loans, and in-service withdrawals from a qualified retirement plan;

     c. redemptions or transfers of Shares as a result of a qualified plan termination or at the direction of a qualified plan;

     d. purchases of Shares by reinvestment of dividends or capital gains distributions, as applicable;

     e.   transfers or rollovers in a qualified plan;

     f. conversions of Shares within one sub-account due to a movement from one share class to another in the Fund; and

     g. redemptions of Shares to pay underlying mutual fund, separate account, or sub- account fees, or plan-level fees.

     h.   transfers pursuant to automated or pre-established programs

     i. transfers made within a prescribed period before and after a substitution of underlying funds in an insurer's separate account.

     j.   transfers made during an annuity contract's payout phase.


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